AMENDED AND RESTATED BYLAWS

OF

DIME COMMUNITY BANCSHARES, INC.

Adopted on December 14, 1995
Amended and Restated on March 15, 2007

BYLAWS

OF

DIME COMMUNITY BANCSHARES, INC.

ARTICLE I

OFFICES

Section  1.  Registered  Office.  The registered office of Dime Community Bancshares, Inc. (the "Corporation")  in  the  State  of  Delaware shall be in the City of Wilmington, County of New Castle.

Section  2. Additional Offices.  The Corporation may also  have offices and places of  business  at  such other places, within or without the State of Delaware, as the Board of  Directors  (the "Board") may from time to time designate or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1. Place Of Meetings.  Meetings of  shareholders  of the Corporation  shall be held at such place, within or without the State  of Delaware, as may  be  fixed  by the Board and designated in the notice of meeting.  If no place is so fixed,  they  shall  be held at the principal administrative office of the Corporation.

Section 2. Annual Meetings. The annual meeting  of shareholders of  the Corporation for the election of directors and the transaction of any other  business  which may properly come before such meeting shall be held each year on a date and at a time to be designated by the Board.

Section 3. Special Meetings.  Special meetings of shareholders, for any purpose, may be  called  at any time only by the Chairman of the Board or by resolution of at least three-fourths  of  the  entire  Board.  Special  meetings shall be held on the date and at the time and place  as may be designated  by the Board.  At a special meeting, no business shall be transacted and no  corporate  action  shall  be  taken other than that stated in the notice of meeting.

Section 4. Notice of Meetings. Except as otherwise  required by law,  written  notice stating the place, date and hour of any meeting  of shareholders and,  in  the  case  of  a  special  meeting, the purpose or purposes  for  which the meeting is called, shall be  delivered  to  each shareholder of record entitled to vote at such meeting, either personally or by mail not less  than  ten  (10) nor more than sixty (60) days before the date of such meeting.  If mailed,  such  notice shall be deemed to be delivered when deposited in the U.S. mail, with  postage thereon prepaid, addressed to the shareholder at his or her address  as  it appears on the stock transfer books or records of the Corporation as of  the record date prescribed in Section 6 of this Article II, or at such other  address  as the shareholder shall have furnished in writing to the Secretary.  Notice of  any special meeting shall indicate that the notice is being issued by or at  the direction of the person or persons calling such meeting.  When any meeting  of  shareholders,  either annual or special, is adjourned to another time or place, no notice  of the adjourned meeting need be given  other than an announcement at the meeting  at  which  such adjournment is taken  giving  the  time  and  place  to which the meeting is  adjourned; provided, however, that if the adjournment  is  for more than thirty (30) days, or if after adjournment, the Board fixes a  new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 5. Waiver of Notice.  Notice of any  annual  or  special meeting  need not be given to any shareholder who submits a signed waiver of notice  of  any  meeting,  in person or by proxy or by his or her duly authorized attorney-in-fact, whether  before  or  after the meeting.  The attendance of any shareholder at a meeting, in person  or by proxy, shall constitute  a  waiver  of  notice  by  such shareholder, except  where  a shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction  of  any business because the meeting is not lawfully called or convened.

Section  6.  Fixing  of  Record  Date.   For  the   purpose  of determining shareholders entitled to notice of or to vote at any  meeting of  shareholders or any adjournment thereof, or shareholders entitled  to receive payment of any dividend or other distribution or the allotment of any rights,  or  in order to make a determination of shareholders for any other purpose, the Board shall fix a date as the record date for any such determination of shareholders, which date shall not precede the date upon which the resolution  fixing  the  record  date  is adopted by the Board.  Such date in any case shall be not more than sixty  (60) days and, in the case of a meeting of shareholders, not less than ten  (10)  days prior to the  date on which the particular action requiring such determination  of shareholders  is  to  be  taken.   When  a  determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 6, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof.   If  no record date is fixed,  (a)  the  record  date  for determining shareholders entitled  to notice of or vote at a meeting of  shareholders  shall be at the close of business on the day next preceding the day on which  the notice is given, or,  if  notice  is  waived,  at  the close of business on the  day  next preceding the day on which the meeting  is  held, and (b) the record date for determining shareholders for any other purpose  shall be at the close of  business  on  the  day  on  which the Board of Directors  adopts  the resolution relating thereto.

Section 7. Quorum.  The  holders  of record of a majority of the total number of votes eligible to be cast in  the  election  of directors generally  by the holders of the outstanding shares of the capital  stock of the Corporation  entitled to vote thereat, represented in person or by proxy, shall constitute  a  quorum  for  the transaction of business at a meeting  of  shareholders, except as otherwise  provided  by  law,  these Bylaws or the  Certificate  of Incorporation.  If less than a majority of such total number of votes are  represented  at  a meeting, a majority of the number of votes so represented may adjourn the  meeting  from time to time  without further notice, PROVIDED, that if such adjournment  is  for more than  thirty  days, a notice of the adjourned meeting shall be given to each shareholder  of  record entitled to vote at the meeting.  At such adjourned meeting at which  a  quorum  is  present,  any  business may be transacted  that might have been transacted at the meeting as  originally called.  When  a  quorum  is  once  present  to  organize  a  meeting  of shareholders,  such  quorum is not broken by the subsequent withdrawal of any shareholders.

Section 8. Conduct Of Meetings. The Chairman of the Board shall serve as chairman at all meetings of the shareholders or, if the Chairman of the Board is absent  or  otherwise  unable  to so serve, the President shall  serve  as  chairman at any meeting of shareholders  held  in  such absence.  If both the Chairman of the Board and the President are absent or otherwise unable to so  serve, such other person as shall be appointed by a majority of the entire Board of Directors shall serve as chairman at any meeting of shareholders  held  in such absence.  The Secretary or, in his or her absence, such other person  as  the  chairman  of  the meeting shall appoint, shall serve as secretary of the meeting.  The chairman  of the meeting shall conduct all meetings of the shareholders in accordance with the  best  interests of the Corporation and shall have the authority and discretion to  establish  reasonable procedural rules for the conduct of such meetings, including such  regulation  of the manner of voting and the conduct of discussion as he or she shall deem appropriate.

Section 9. Voting; Proxies.  Each shareholder  entitled to vote at  any meeting may vote either in person or by proxy.  Unless  otherwise specified  in  the  Certificate  of  Incorporation or in a resolution, or resolutions, of the Board providing for  the issuance of preferred stock, each shareholder entitled to vote shall be  entitled to one vote for each share  of capital stock registered in his or her  name  on  the  transfer books or  records  of the Corporation.  Each shareholder entitled to vote may authorize another  person  or persons to act for him or her by proxy.  All proxies shall be in writing,  signed  by the shareholder or by his or her  duly  authorized  attorney-in-fact,  and shall  be  filed  with  the Secretary before being voted.  No proxy shall  be  valid  after three (3) years  from  the date of its execution unless otherwise provided  in  the proxy.  The attendance  at  any  meeting  by a shareholder who shall have previously given a proxy applicable thereto  shall not, as such, have the effect  of  revoking  the  proxy.  The Corporation  may  treat  any  duly executed proxy as not revoked  and  in  full  force  and  effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing  a  later date.  If ownership of a share of voting stock  of  the Corporation stands  in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, any one or more of such shareholders may cast all votes to which such ownership is entitled. If an attempt is made to cast conflicting votes by the several persons in whose names shares of  stock  stand,  the  vote  or  votes to which those persons  are  entitled shall be cast as directed by a majority  of  those holding such stock  and  present  at  such  meeting.  If such conflicting votes are evenly split on any particular matter,  each  faction  may vote the  securities  in  question  proportionally,  or  any person voting the shares, or a beneficiary, if any, may apply to the Court  of  Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then  be  voted as  determined by a majority of such persons and the person appointed  by the Court.  Except for the election of directors or as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of shareholders, all matters shall be determined by a vote of the holders of a  majority  of the number of votes eligible to be cast by the holders of the outstanding shares of capital stock of the Corporation present and entitled to vote  thereat.  Directors shall, except as otherwise required by law, these Bylaws or the Certificate of Incorporation, be elected by a plurality of the votes cast by each class of shares entitled to vote at a meeting of shareholders, present and entitled to vote in the election.

Section 10.  Inspectors of Election.  In advance of any meeting of shareholders, the Board  shall appoint one or more persons, other than officers, directors or nominees  for office, as inspectors of election to act at such meeting or any adjournment  thereof.   Such appointment shall not  be  altered at the meeting.  If inspectors of election  are  not  so appointed, the chairman of the meeting shall make such appointment at the meeting.   If  any person appointed as inspector fails to appear or fails or refuses to act at the meeting, the vacancy so created may be filled by appointment by the  Board  in advance of the meeting or at the meeting by the chairman of the meeting.   The  duties  of the inspectors of election shall include determining the number of shares outstanding and the voting power of each, the shares represented at the  meeting, the existence of a quorum, the validity and effect of proxies, receiving  votes,  ballots or consents,  hearing  and deciding all challenges and questions arising  in connection with the right  to  vote,  counting  and tabulating all votes, ballots or consents, determining the results, and  doing such acts as are proper to the conduct of the election or the vote with  fairness  to  all shareholders.   Any  report  or  certificate  made by them shall be PRIMA FACIE evidence of the facts stated and of the vote  as certified by them. Each inspector shall be entitled to a reasonable compensation  for his or her services, to be paid by the Corporation.

Section   11.   Procedure  for  Nominations.   Subject  to  the provisions hereof, the Nominating  Committee  of  the  Board shall select nominees  for  election as directors.  Except in the case  of  a  nominee substituted as a  result  of  the  death, incapacity, withdrawal or other inability to serve of a nominee, the  Nominating  Committee shall deliver written nominations to the Secretary at least sixty  (60)  days  prior to the date of the annual meeting.  Provided the Nominating Committee  makes such nominations,  no nominations for directors except those made by the Nominating Committee  shall  be  voted  upon  at  the  annual  meeting of shareholders  unless  other  nominations  by  shareholders  are  made  in accordance  with  the  provisions  of  this  Section  11.  Nominations of individuals   for  election  to  the  Board  at  an  annual  meeting   of shareholders may  be made by any shareholder of record of the Corporation entitled to vote for  the  election  of  directors  at  such  meeting who provides timely notice in writing to the Secretary as set forth  in  this Section 11.  To be timely, a shareholder's notice must be delivered to or received  by  the Secretary not later than the following dates:  (i) with respect to an election  of  directors  to be held at an annual meeting of shareholders, sixty (60) days in advance  of such meeting if such meeting is to be held on a day which is within thirty  (30)  days  preceding  the anniversary of the previous year's annual meeting, or ninety (90) days in advance  of  such  meeting  if such meeting is to be held on or after the anniversary of the previous year's  annual meeting; and (ii) with respect to an election to be held at an annual  meeting of shareholders held at a time  other than within the time periods set  forth  in  the  immediately preceding  clause  (i),  or  at a special meeting of shareholders for the election of directors, the close  of  business  on  the  tenth (10th) day following  the  date  on which notice of such meeting is first  given  to shareholders.  For purposes of this Section 11, notice shall be deemed to first be given to shareholders  when  disclosure  of  such  date  of  the meeting  of shareholders is first made in a press release reported to Dow Jones  News  Services,  Associated  Press  or  comparable  national  news service,  or  in  a  document  publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the  Securities Exchange Act of 1934,  as  amended.   Such  shareholder's notice  shall  set  forth  (a)  as  to  each  person whom the shareholder ,proposes to nominate for election or re-election  as  a director, (i) the name,  age, business address and residence address of such  person,  (ii) the principal  occupation  or  employment  of  such  person,  (iii)  such person's  written  consent  to  serve as a director, if elected, and (iv) such  other  information  regarding   each   nominee   proposed  by  such shareholder  as  would  be  required to be included in a proxy  statement filed  pursuant  to  the  proxy rules  of  the  Securities  and  Exchange Commission (whether or not  the  Corporation  is  then  subject  to  such rules);  and (b) as to the shareholder giving the notice (i) the name and address of  such  shareholder, (ii) the class and number of shares of the Corporation which are  owned  of record by such shareholder and the dates upon which he or she acquired such  shares,  (iii)  a  description of all arrangements  or understandings between the shareholder and  nominee  and any other person  or  persons (naming such person or persons) pursuant to which the nominations are  to  be  made  by the shareholder, and (iv) the identification of any person employed, retained,  or to be compensated by the shareholder submitting the nomination or by the  person nominated, or any  person  acting  on  his  or  her  behalf  to  make solicitations  or recommendations  to  shareholders  for  the purpose of assisting  in  the election of such director, and a brief description  of  the terms of such employment, retainer or arrangement for compensation.  At  the request of the Board, any person nominated by the Board for election as  a  director shall furnish to the Secretary that information required to be set  forth in  a  shareholder's  notice  of nomination which pertains to the nominee together with the required written  consent.   No person shall be elected as a director of the Corporation unless nominated  in accordance with the procedures set forth in this Section 11.

The  chairman  of  the  meeting  shall, if the  facts  warrant, determine and declare to the meeting that a  nomination  was not properly brought before the meeting in accordance with the provisions  hereof and, if  he  should  so  determine, he shall declare to the meeting that  such nomination was not properly  brought  before the meeting and shall not be considered.

Section 12. Substitution of Nominees.   In  the  event  that  a person  is  validly designated as a nominee in accordance with Section 11 of this Article  II  and  shall  thereafter become unwilling or unable to stand for election to the Board, the Nominating Committee may designate a substitute nominee upon delivery,  not  fewer than five (5) days prior to the date of the meeting for the election  of  such  nominee, of a written notice  to  the Secretary setting forth such information  regarding  such substitute nominee  as  would  have  been required to be delivered to the Secretary pursuant to Section 11 of this  Article  II had such substitute nominee been initially proposed as a nominee.  Such  notice shall include a signed consent to serve as a director of the Corporation,  if  elected, of each such substituted nominee.

Section 13. New Business.  Any new business to be taken  up  at the  annual  meeting  at  the  request  of the Chairman of the Board, the President or by resolution of at least three-fourths  of the entire Board shall be stated in writing and filed with the Secretary  at least fifteen (15)  days  before  the  date of the annual meeting, and all business  so stated, proposed and filed  shall  be  considered  at the annual meeting, but, except as provided in this Section 13, no other  proposal  shall  be acted   upon  at  the  annual  meeting.   Any  proposal  offered  by  any shareholder  may  be  made  at  the  annual  meeting  and the same may be discussed and considered, but unless properly brought before  the meeting such proposal shall not be acted upon at the meeting.  For a proposal  to be  properly  brought  before  an  annual  meeting  by a shareholder, the shareholder must be a shareholder of record and have  given timely notice thereof  in  writing  to  the  Secretary.   To be timely, a shareholder's notice must be delivered to or received by the  Secretary  not later than the  following  dates:   (i)  with  respect  to  an  annual  meeting   of shareholders,  sixty (60) days in advance of such meeting if such meeting is to be held on  a  day  which  is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting  is  to  be  held on or after the anniversary of the previous year's annual meeting; and  (ii) with respect to an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), the close of business on the tenth (10th) day following the date on which notice of such  meeting  is  first  given  to shareholders.  For purposes  of  this Section 13, notice shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported to Dow Jones  News  Services,  Associated Press or comparable national news service, or in a document publicly  filed by the Corporation  with  the  Securities  and  Exchange Commission pursuant  to Section  13,  14 or 15(d) of the Securities  Exchange  Act  of  1934,  as amended.  A shareholder's  notice  to the Secretary shall set forth as to the matter the shareholder proposes  to  bring  before the annual meeting (a) a brief description of the proposal desired to  be brought before the annual  meeting;  (b)  the name and address of the shareholder  proposing such business; (c) the class  and  number  of  shares  of the Corporation which are owned of record by the shareholder and the dates  upon which he or  she  acquired  such  shares;  (d)  the  identification  of any person employed,  retained,  or  to be compensated by the shareholder submitting the  proposal, or any person  acting  on  his  or  her  behalf,  to  make solicitations  or  recommendations  to  shareholders  for  the purpose of assisting in the passage of such proposal, and a brief description of the terms  of such employment, retainer or arrangement for compensation;  and (e) such  other  information regarding such proposal as would be required to be included in  a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or required to be delivered to the Corporation pursuant  to  the  proxy rules of the Securities and Exchange Commission  (whether  or not the Corporation  is  then  subject  to  such rules).  This provision  shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board or  the  management  of  the  Corporation, but in connection with such reports, no new business shall be acted upon at such annual  meeting  unless  stated  and  filed  as  herein  provided.   This provision  shall not constitute a waiver of any

right of the  Corporation under the proxy  rules  of  the Securities and Exchange Commission or any other  rule  or regulation to omit  a  shareholder's  proposal  from  the Corporation's proxy materials.

The  chairman  of  the  meeting  shall,  if  the facts warrant, determine  and  declare  to  the  meeting that any new business  was  not properly brought before the meeting  in  accordance  with  the provisions hereof  and,  if he should so determine, he shall declare to the  meeting that such new business  was  not  properly brought before the meeting and shall not be considered.

ARTICLE III

CAPITAL STOCK

Section 1. Certificates of  Stock.   Certificates  representing shares  of  stock  shall  be  in such form as shall be determined by  the Board.  Each certificate shall state that the Corporation will furnish to any  shareholder upon request and  without  charge  a  statement  of  the powers,  designations,  preferences and relative, participating, optional or other special rights of  the  shares of each class or series of stock and the qualifications or restrictions of such preferences and/or rights, or  shall  set  forth  such  statement  on the certificate  itself.   The certificates shall be numbered in the order of their issue and entered in the books of the Corporation or its transfer  agent or agents as they are issued.  Each certificate shall state the registered  holder's  name  and the  number  and  class of shares, and shall be signed by the Chairman of the Board or the President, and the Secretary or any Assistant Secretary, and may, but need not,  bear  the  seal of the Corporation or a facsimile thereof.   Any  or  all of the signatures  on  the  certificates  may  be facsimiles.   In  case  any  officer  who  shall  have  signed  any  such certificate hall cease  to  be  such officer of the Corporation, whether because of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and  be  issued and delivered as though the person or persons who signed such certificate  or  certificates  had  not ceased to be such officer or officers of the Corporation.

Section  2. Transfer Agent and Registrar.  The Board shall have the power to appoint  one  or more Transfer Agents and Registrars for the transfer and registration of  certificates of stock of any class, and may require that stock certificates be countersigned and registered by one or more of such Transfer Agents and Registrars.

Section 3. Registration and Transfer of Shares.  Subject to the provisions of the Certificate of  Incorporation  of  the Corporation, the name  of  each  person  owning  a  share  of  the  capital stock  of  the Corporation  shall  be  entered on the books of the Corporation  together with the number of shares  held  by  him  or  her,  the  numbers  of  the certificates  covering  such  shares  and  the  dates  of  issue  of such certificates.    Subject   to   the  provisions  of  the  Certificate  of Incorporation of the Corporation,  the shares of stock of the Corporation shall be transferable on the books of  the  Corporation  by  the  holders thereof  in  person,  or  by  their  duly  authorized  attorneys or legal representatives, on surrender and cancellation of certificates for a like number  of  shares,  accompanied  by an assignment or power  of  transfer endorsed thereon or attached thereto,  duly executed, with such guarantee or proof of the authenticity of the signature  as  the Corporation or its agents may reasonably require and with proper evidence  of payment of any applicable transfer taxes.  Subject to the provisions of  the Certificate of  Incorporation  of  the  Corporation, a record shall be made  of  each transfer.

Section 4. Lost, Destroyed  and  Mutilated  Certificates.   The holder of any shares of stock of the Corporation shall immediately notify the  Corporation  of  any  loss,  theft, destruction or mutilation of the certificates therefor.  The Corporation may issue, or cause to be issued, a new certificate of stock in the place  of  any  certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the Corporation of the loss, theft  or destruction of the certificate,  and  in  the  case  of  mutilation,  the surrender  of  the mutilated certificate.  The Corporation may, in its  discretion,  require ,the  owner  of  the  lost, stolen or destroyed certificate, or his or her legal representatives,  to  give  the  Corporation  a  bond sufficient to indemnify it against any claim that may be made against  it on account of the   alleged  loss,  theft,  destruction  or  mutilation  of  any   such certificate  and  the issuance of such new certificate, or may refer such owner to such remedy  or remedies as he or she may have under the laws of the State of Delaware.

Section 5. Holder of Record.  Subject to the provisions of the Certificate of Incorporation of the Corporation, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and  shall  not  be  bound  to  recognize  any equitable or other claim to or interest in such shares on the part of any other  person,  whether  or  not  it  shall  have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE IV

BOARD OF DIRECTORS

Section 1. Responsibilities; Number of Directors.  The business and affairs of the Corporation shall be under the direction of the Board. The Board shall consist of not less than five  (5)  nor more than twelve (12)  directors.   Within the foregoing limits, the number  of  directors shall be determined  only by resolution of the Board.  A minimum of three (3) directors shall be persons  other  than officers or employees of the Corporation or its subsidiaries and shall  not have a relationship which, in the opinion of the Board (exclusive of such  persons), could interfere with   the  exercise  of  independent  judgment  in  carrying   out   the responsibilities  of  a  director.   No  more than three directors shall be officers or employees of the Corporation or its subsidiaries.

Section 2. Qualifications.  Each  director  shall  be  at least eighteen (18) years of age.

Section  3.  Mandatory  Retirement.   No  director  shall serve beyond  the end of the annual meeting of the Corporation coincident  with or immediately  following  the  date  on  which  his or her seventy-fifth (75th) birthday occurs.

Section 4. Regular and Annual Meetings.   An  annual meeting of the  Board  for  the  election of officers shall be held, without  notice other than these Bylaws, immediately after, and at the same place as, the annual meeting of the shareholders,  or,  with notice, at such other time or place as the Board may fix by resolution.   The  Board may provide, by resolution, the time and place, within or without the  State of Delaware, for  the  holding of regular meetings of the Board without  notice  other than such resolution.

Section 5. Special Meetings.  Special meetings of the Board may be called for any purpose at any  time  by  or  at the request of the Chairman of the Board or the President.  Special meetings of the Board shall  also  be called by the Secretary upon the written request, stating the purpose or  purposes  of the meeting, of at least sixty percent (60%) of the directors then in office,  but in any event not less than five (5) directors.  The persons authorized  to call special meetings of the Board shall give notice of such meetings in  the  manner  prescribed  by  these Bylaws and may fix any place, within or without the Corporation's regular business  area, as the place for holding any special meeting of the Board called by such  persons.   No  business  shall  be conducted at a special meeting other than that specified in the notice of meeting.

Section  6. Notice of Meetings; Waiver of  Notice.   Except  as otherwise provided in  Section 4 of this Article IV, at least twenty-four (24) hours notice of meetings shall be given to each director if given in person or by telephone,  telegraph,  telex, facsimile or other electronic transmission and at least five (5) days notice of meetings shall be given if given in writing and delivered by courier  or by postage prepaid mail. The purpose of any special meeting shall be stated  in  the notice.  Such notice  shall be deemed given when sent or given to any mail  or  courier service  or  company  providing  electronic  transmission  service.   Any director may waive notice of any meeting by submitting a signed waiver of notice with  the  Secretary,  whether  before  or after the meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of  such  meeting,  except where a director attends  a  meeting  for  the express purpose of objecting  at  the  beginning  of  the  meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section  7.  Conduct  of Meetings.  Meetings of the Board  shall  be presided over by the Chairman  of  the  Board  or  such other director or officer as the Chairman of the Board shall designate,  and in the absence or incapacity of the Chairman of the Board, the presiding  officer  shall be  the then senior member of the Board in terms of length of service  on the Board (which length of service shall include length of service on the Board  of  Directors  of  The  Dime Savings Bank of Williamsburgh and any predecessors  thereto).  The Secretary  or,  in  his  absence,  a  person appointed by the Chairman of the Board (or other presiding person), shall act as secretary  of  the  meeting.   The Chairman of the Board (or other person presiding) shall conduct all meetings  of  the Board in accordance with the best interests of the Corporation and shall  have  the authority and  discretion to establish reasonable procedural rules for the  conduct of Board  meetings.   At the discretion of the Chairman of the Board, any one or more directors may  participate  in  a  meeting  of the Board or a committee  of  the  Board by means of a conference telephone  or  similar communications  equipment  allowing  all  persons  participating  in  the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at any such meeting.

Section  8.  Quorum  and  Voting Requirements.  A quorum at any meeting of the Board shall consist of  not  less  than  a majority of the directors then in office or such greater number as shall  be  required by law, these Bylaws or the Certificate of Incorporation, but not  less than one-third  (1/3) of the total number.  If less than a required quorum  is present, the  majority  of  those  directors  present  shall  adjourn the meeting  to  another  time  and  place  without  further notice.  At such adjourned  meeting at which a quorum shall be represented,  any  business may be transacted  that  might  have  been  transacted  at the meeting as originally noticed.  Except as otherwise provided by law, the Certificate of  Incorporation  or  these  Bylaws,  a  majority vote of the  directors present at a meeting, if a quorum is present,  shall constitute an act of the Board.

Section  9.  Informal  Action By Directors.   Unless  otherwise restricted  by  the Certificate of Incorporation  or  these  Bylaws,  any action required or  permitted  to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors  or such committee, as the case may be, consent thereto in writing, and the  writing  or  writings  are filed with  the  minutes  of  proceedings  of  the  Board  of Directors or such committee.

Section 10. Resignation.  Any director may resign  at  any time by  sending  a written notice of such resignation to the principal office of the Corporation  addressed  to  the  Chairman  of  the  Board  or  the President.   Unless  otherwise  specified therein, such resignation shall take effect upon receipt thereof.

Section 11. Vacancies.  To the extent not inconsistent with the Certificate of Incorporation and subject to the limitations prescribed by law and the rights of holders of Preferred Stock, vacancies in the office of director, including vacancies  created  by newly created directorships resulting from an increase in the number of  directors,  shall  be filled only  by  a  vote  of  a  majority  of the directors then holding office, whether or not a quorum, at any regular  or  special meeting of the Board called for that purpose.  Subject to the rights  of  holders of Preferred Stock, no person shall be so elected a director unless  nominated  by the Nominating  Committee.   Subject  to  the  rights of holders of Preferred Stock, any director so elected shall serve for  the remainder of the full term of the class of directors in which the new directorship  was created or  the vacancy occurred and until his or her successor shall be  elected and qualified.

Section  12.  Compensation.   From  time  to time, as the Board deems necessary, the Board shall fix the compensation  of  directors, and officers  of the Corporation in such one or more forms as the  Board  may determine.

Section  13.  Amendments  Concerning  The  Board.   The number, retirement  age,  and other restrictions and qualifications for directors of the Corporation  as set forth in these Bylaws may be altered only by a vote, in addition to  any  vote  required  by  law,  of two-thirds of the entire Board or by the affirmative vote of the holders  of  record of not less than eighty percent (80%) of the total votes eligible to  be cast by holders  of  all  outstanding  shares of capital stock of the Corporation entitled to vote generally in the  election  of directors at a meeting of the shareholders called for that purpose.

ARTICLE V

COMMITTEES

Section 1. Standing Committees.  At each annual meeting of the Board, the directors shall designate from their own number, by resolution adopted by a majority of the entire Board, the following committees:

          (a)  Executive Committee

          (b)  Audit Committee

          (c)  Compensation Committee

          (d)  Nominating Committee

which shall be standing committees of the Board.  The Board shall appoint a director  to  fill any vacancy on any committee  of  the  Board.   The members of the committees shall serve at the pleasure of the Board.  All directors who are officers or employees of the Corporation or its subsidiaries, if not otherwise designated by the Board to serve on such committee, shall be ex-officio members of the Executive Committee, possessing the authority to vote on all matters presented before such committee.

Section  2.  Executive  Committee.  There shall be an Executive Committee of the Board consisting of  at  least six (6) members, as shall be appointed by Board resolution or these Bylaws.   The  Chief  Executive Officer  and  the  President shall be ex-officio members of the Executive Committee, with power  to  vote  on  all matters so long as they are also directors  of  the  Corporation.   Four  (4)  members  of  the  Executive Committee, at least three (3) of whom must  be  non-officer directors, or such other number of members as the Board of Directors  may  establish by resolution,  shall  constitute  a quorum for the transaction of business. The vote of a majority of members  present  at  any meeting including the residing  member, who shall be eligible to vote,  shall  constitute  the action of the Executive Committee.

The  Chairman of the Board or such other director or officer as the Chairman of  the Board shall designate shall serve as chairman of the Executive Committee  or,  if  the  office of the Chairman of the Board is vacant, the President shall serve as chairman of the Executive Committee.  In the absence of the chairman of the  Executive Committee, the committee shall designate, from among its membership  present,  a person to preside at  any  meeting  held  in  such absence.  The Executive Committee  shall designate, from its membership or otherwise, a secretary who shall report to the Board at its next regular  meeting  all  proceedings  and  actions taken by the Executive Committee.  The Executive Committee shall meet  as necessary  at  the call of the Chairman of the Board, the President or at the call of a majority of the members of the Executive Committee.

The Executive  Committee  shall, to the extent not inconsistent with law, these Bylaws or the Certificate  of Incorporation, exercise all the powers and authority of the Board in the  management  of the business and affairs of the Corporation in the intervals between the  meetings  of the Board.

Section  3. Audit Committee.  The Audit Committee shall consist of  at  least three (3)  members  whose  background  and  experience  are financial  and/or  business  management related, none of whom shall be an officer or salaried employee of  the  Corporation or its subsidiaries, an attorney  who  receives a fee or other compensation  for  legal  services rendered to the Corporation or any other individual having a relationship which, in the opinion  of the Board, would interfere with the exercise of independent judgment in  carrying out the responsibilities of a director. At any regular meeting of  the  Board,  any  director  who  is  otherwise eligible to serve on the Audit Committee may be elected to fill a vacancy that has occurred on the Audit Committee.  The Board shall designate  one member of the committee to serve as chairman of the committee.  The Audit Committee  shall  meet  annually,  at  the  call  of  the chairman of the committee and may hold such additional meetings as the  chairman  of  the committee  may  deem  necessary, to examine, or cause to be examined, the records and affairs of  the  Corporation  to determine its true financial condition, and shall present a report of examination  to the Board at the Board's  next  regular  meeting  following  the  meeting  of  the   Audit Committee.    The   committee  shall  appoint,  from  its  membership  or otherwise, a secretary  who shall cause to be kept written minutes of all meetings of the committee.   The  Audit Committee shall make, or cause to be made, such other examinations as  it may deem advisable or whenever so directed by the Board and shall report  thereon  in  writing at a regular meeting of the Board.  The Audit Committee shall make  recommendations to the  Board  in relation to the employment of accountants and  independent auditors and  arrange  for such other assistance as it may deem necessary or  desirable.   The  Audit  Committee  shall  review  and  evaluate  the procedures and performance  of the Corporation's internal auditing staff. A quorum shall consist of at  least  one-third  of  the  members  of  the committee, and in no event less than two (2) members of the committee.

Section  4. Compensation Committee.  The Compensation Committee shall consist of at  least  three  (3)  members, none of whom shall be an officer or salaried employee of the Corporation  or  its  subsidiaries as shall be appointed by Board resolution or these Bylaws.  In addition, the Chief Executive Officer and the President shall be ex-officio  members of the  Compensation  Committee without any power to vote.  The Board  shall designate one member  of  the  committee  to  serve  as  chairman  of the Compensation  Committee,  who  shall  have  the  authority  to  adopt and establish  procedural  rules  for  the  conduct  of  all  meetings of the committee.

The committee shall meet annually at the call of  the  chairman of  the  committee, and may hold such additional meetings as the Chairman of the Board may deem necessary.  A quorum shall consist of at least one- third of the  voting  members of the Committee, and in no event less than two (2) voting members  of  the committee.  The vote of a majority of the voting members present at any  meeting,  including  the  chairman  of the committee  who shall be eligible to vote, shall constitute the action  of the Compensation  Committee.   The  committee  shall  appoint,  from  its membership  or  otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee.

The Compensation  Committee shall be responsible for overseeing the  development,  implementation   and   conduct  of  the  Corporation's employment and personnel policies, notices  and procedures, including the administration of the Corporation's compensation and benefit programs.

Section  5.  Nominating  Committee.  The  Nominating  Committee shall consist of at least three (3)  members,  none  of  whom shall be an officer  or  a  salaried employee of the Corporation or its subsidiaries. In addition, the  Chief  Executive Officer and the President shall be ex-officio members of the Nominating  Committee,  with  power to vote on all matters   so  long  as  they  are  also  directors  of  the  Corporation. Notwithstanding  the foregoing, no director shall serve on the Nominating Committee in any capacity  in  any year during which such director's term as a director is scheduled to expire.   The  Nominating  Committee  shall review qualifications of and interview candidates for the Board and shall make  nominations  for  election  of board members in accordance with the provisions of these Bylaws in relation to those suggestions to the Board.  A  quorum shall consist of at least  one-third  of  the  members  of  the Committee, and in no event less than two (2) members of the committee.

Section  6.  Other  Committees.   The  Board  may by resolution adopted by a majority of the entire Board at any meeting  authorize  such other  committees  as  from  time  to  time  it  may  deem  necessary  or appropriate  for  the  conduct  of  the business of the Corporation.  The members of each committee so authorized  shall  be appointed by the Board from  members  of  the  Board  and/or employees of the  Corporation.   In addition, the Chief Executive Officer  and  the  President  shall  be ex-officio  members  of  each  such  committee.   Each  such committee shall exercise such powers as may be assigned by the Board to  the  extent  not inconsistent with law, these Bylaws or the Certificate of Incorporation.

ARTICLE VI

OFFICERS

Section  1.  Number.   The Board shall, at each annual meeting, elect a Chairman of the Board, a Chief  Executive Officer, a President, a Secretary and such other officers as the Board from time to time may deem necessary or the business of the Corporation  may require.  Any number of offices  may  be  held  by  the  same person except that  no  person  may simultaneously hold the offices of President and Secretary.

The election of all officers  shall  be  by  a  majority of the Board.  If such election is not held at the meeting held annually for the election  of officers, such officers may be so elected at any  subsequent regular meeting  or  at a special meeting called for that purpose, in the same  manner  above  provided.   Each  person  elected  shall  have  such authority, bear such title  and  perform such duties as provided in these Bylaws and as the Board may prescribe  from  time  to time.  All officers elected or appointed by the Board shall assume their  duties  immediately upon  their election and shall hold office at the pleasure of the

Board. Whenever  a  vacancy  occurs  among the officers, it may be filled at any regular or special meeting called for that purpose, in the same manner as above provided.

Section 2. Term of Office  and  Removal.   Each  officer  shall serve  until  his  or  her  successor  is elected and duly qualified, the office is abolished, or he or she is removed.  Except for the Chairman of the Board, the Chief Executive Officer or  the President, any officer may be removed at any regular meeting of the Board  with  or without cause by an  affirmative vote of a majority of the entire Board.   The  Board  may remove  the  Chairman  of  the  Board, the Chief Executive Officer or the President at any time, with or without  cause,  only  by  a  vote of two- thirds of the non-officer directors then holding office at any regular or special meeting of the Board called for that purpose.

Section  3. Chairman of the Board.  The Chairman shall  be  the Chief Executive Officer  of  the  Corporation  and  shall, subject to the direction  of  the  Board,  oversee  all of the major activities  of  the Corporation and its subsidiaries and be responsible for assuring that the policy decisions of the Board are implemented as formulated.  He shall be responsible, in consultation with such  Officers and members of the Board as he deems appropriate, for planning the growth of the Corporation.  The Chairman shall be responsible for shareholder  relations,  relations with investments  bankers, other similar financial institutions and  financial advisors and shall  be empowered to designate Officers of the Corporation and its subsidiaries to assist in such activities.  The Chairman shall be principally  responsible   for   exploring   opportunities  for  mergers, acquisitions  and  new  business.   The  Chairman shall  preside  at  all meetings of the shareholders; preside at all  meetings  of  the Board and the  Executive  Committee;  make  recommendations  to the Board regarding appointments to all committees; and sign instruments  in  the name of the Corporation.   The  Chairman will be a member ex-officio, with  power  to vote on all matters,  of  all  committees  of  the Board except the Audit Committee; in his capacity as an ex-officio member  of  the  Compensation Committee, he will be without any power to vote.

In the absence or disability of the Chairman of the  Board, the President  or  such  other  person  who  the Board shall designate, shall exercise the powers and perform the duties,  which  otherwise  would fall upon the Chairman of the Board.

Section  4.  President.   The  President shall, subject to  the direction  of the Board and the Chief Executive  Officer,  be  the  Chief Operating Officer of the Corporation and shall assist the Chief Executive Officer  in planning  the  growth  of  the  Corporation,  relations  with investment  bankers,  other  similar financial institutions and financial advisors.   The President, shall  under  authority  given  to  him,  sign instruments in the name of the Corporation.  The President shall have the general supervision  and  direction  of all of the Corporation's officers and personnel, subject to and consistent  with policies enunciated by the Board.  The President shall have such other  powers as may be assigned to him  by the Board, its committees or the Chief  Executive  Officer.   The President will be a member ex-officio, with power to vote on all matters, of all  Committees  of  the  Board,  except  the  Audit Committee; in his capacity as ex-officio member of the Compensation Committee  he  will  be without any power to vote.

Section  5. Vice Presidents.  Executive Vice Presidents, Senior Vice Presidents and  Vice  Presidents  may  be  appointed by the Board of Directors to perform such duties as may be prescribed  by  these  Bylaws, the  Board, the Chief Executive Officer or the President as permitted  by the Board.

Section  6. Secretary.  The Secretary shall attend all meetings of the Board and of  the  shareholders,  and shall record, or cause to be recorded, all votes and minutes of all proceedings  of  the  Board and of the  shareholders  in  a book or books to be kept for that purpose.   The Secretary shall perform  such  executive and administrative duties as may be assigned by the Board, the Chairman  of  the

Board  or the President. The  Secretary  shall  have charge of the seal of the Corporation,  shall submit such reports and  statements  as  may be required by law or by the Board, shall conduct all correspondence relating  to  the  Board  and its proceedings  and shall have such other powers and duties as are generally incident to the  office of Secretary and as may be assigned to him or her by the Board, the Chairman of the Board or the President.

Section 7. Chief Financial Officer.  The Chief Financial Officer of the Company shall have the responsibility for supervising the Comptroller and the Treasurer in maintaining the financial records of the Corporation. He or she shall also supervise the budgeting and forecasting process.  He or she shall make such disbursement of the funds of the Corporation as are authorized and monitor the accounts of all transactions and of the financial condition of the Corporation.  The Chief Financial Officer shall also perform such other duties as may be prescribed by these bylaws, the Board, or the Chief Executive Officer or the President as permitted by the Board.

Section  8.  Comptroller.   The  Comptroller shall be the chief accounting officer of the Corporation and shall  be  responsible  for the maintenance of adequate systems and records.  The Comptroller shall  keep a  record  of all assets, liabilities, receipts, disbursements, and other financial transactions,  and  shall see that all expenditures are made in accordance with procedures duly  established  from  time  to  time by the Board.  The Comptroller shall make such reports as may be required by the Board or as are required by law.

Section 9. Treasurer.  The Treasurer shall be responsible  for all of the money management  and investment functions of the Corporation. Maintenance of relationships with correspondent banks, securities brokers and safekeeping agents shall be the responsibility of the Treasurer.  The Treasurer shall make such reports  as  may be required by the Board or as are required by law.

Section 10. Other Officers and  Employees.   Other  officers and employees  appointed  by  the  Board shall have such authority and  shall perform such duties as may be assigned to them, from time to time, by the Board or the Chief Executive Officer or the President.

Section  11.  Compensation   of   Officers   and  Others.   The compensation of all officers and employees shall be fixed  from  time  to time by the Board, or by any committee or officer authorized by the Board to  do  so,  upon  the  recommendation  and  report  by  the Compensation Committee.  The compensation of agents shall be fixed by the Board, or by any  committee  or  officer  authorized by the Board to do so,  upon  the recommendation and report of the Compensation Committee.

ARTICLE VII

DIVIDENDS

The Board shall have  the  power,  subject to the provisions of law and the requirements of the Certificate of  Incorporation, to declare and pay dividends out of surplus (or, if no surplus  exists,  out  of net profits of the Corporation, for the fiscal year in which the dividend  is declared  and/or  the  preceding  fiscal  year,  except where there is an impairment of capital stock), to pay such dividends  to  the shareholders in  cash,  in  property,  or  in  shares  of  the  capital  stock of  the Corporation,  and  to  fix  the  date  or  dates for the payment of  such dividends.

ARTICLE VIII

AMENDMENTS

          These  Bylaws,  except as provided by  applicable  law  or  the Certificate of Incorporation,  or as otherwise set forth in these Bylaws, may be amended or repealed at any  regular meeting of the entire Board by the vote of two-thirds of the Board; provided, however, that (a) a notice specifying the change or amendment shall  have  been  given at a previous regular meeting and entered in the minutes of the Board;  (b)  a  written statement  describing the change or amendment shall be made in the notice mailed to the  directors  of the meeting at which the change or amendment shall be acted upon; and (c)  any Bylaw made by the Board may be altered, amended, rescinded, or repealed by the holders of shares of capital stock entitled to vote thereon at any  annual meeting or at any special meeting called for that purpose in accordance  with  the  percentage requirements set  forth  in  the  Certificate  of Incorporation and/or  these Bylaws.  Notwithstanding  the  foregoing,  any  provision  of  these  Bylaws  that contains supermajority voting requirement  shall  only  be  altered, amended, rescinded, or repealed  by  a  vote  of  the Board or holders of capital  stock  entitled  to  vote  thereon  that is not  less  than  the supermajority specified in such provision.